                                                                    EXHIBIT 10.5

                          ASSIGNMENT OF NOTES AND LIENS

     THIS ASSIGNMENT OF NOTES AND LIENS ("Assignment") dated as of June 24, 2002 is executed and delivered by JPMORGAN CHASE BANK ("Assignor"), to ______________________ ("Assignee").

RECITALS:

     Assignor is the legal and equitable owner and holder of the promissory notes (the "Notes") described on Exhibit A hereto.

     The Notes are secured by, among other security, one or more deeds of trust and/or mortgages and one or more security agreements. Such deeds of trust and mortgages and such security agreements, together with any and all (i) other security instruments securing payment or performance of all or any part of the obligations or the Notes, (ii) financing statements filed to perfect the liens and security interests created under any of the foregoing and (iii) mortgagee policies of title insurance issued in favor of Assignor insuring the liens created under any of the foregoing, are herein collectively called the "Security Documents". The existing deeds of trust included within the Security Documents are described on Exhibit A hereto, with recording information shown (provided, however, that Assignor shall have no liability for failure to describe any deed of trust on Exhibit A hereto or for any error in the information set forth on Exhibit A hereto, and any applicable deed of trust shall be conveyed hereby notwithstanding any such failure or error).

ASSIGNMENTS AND AGREEMENTS:

     For good and valuable consideration paid to Assignor and subject to the following, the receipt and sufficiency of which are hereby acknowledged, Assignor has TRANSFERRED and ASSIGNED and by these presents TRANSFERS and ASSIGNS unto Assignee the Notes and the Security Documents.

     Assignor represents that Assignor is the owner and holder of the Notes and the Security Documents and has all requisite power and authority to make this assignment and transfer; otherwise, this Assignment of Notes and Liens is delivered and accepted on the express understanding and agreement, which shall bind Assignee and each person or entity claiming by, through or under Assignee, that the Notes and the Security Documents are assigned absolutely WITHOUT REPRESENTATION, WARRANTY OR RECOURSE as to any matter, including, but not limited to, (1) the existence, validity, perfection or priority of any of the liens, assignments, security interests, pledges or other security devices securing or purporting to secure the Notes or any part thereof or the existence, validity or enforceability of any subordination of other indebtedness to the Notes or other Security Documents; (2) the accuracy or completeness of any statement, appraisal, warranty or representation from any source (except the limited representation of Assignor set forth in this sentence) made in or in connection with the Notes or the Security Documents; (3) the financial condition of the makers of the Notes or any other person who may be obligated, directly or indirectly, upon the Notes; (4) the value, sufficiency or description of, or title to, any collateral for the Notes or any property covered or purported to be covered by the Security Documents; (5) the performance or observance of any of the terms, covenants or conditions of the Notes or any Security Document; (6) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Notes or any of the Security Documents; (7) any inspection of any of the property, books or records of the makers of the Notes or any other person who may be obligated, directly or indirectly, upon the Notes; or (8) any action at any time taken or omitted to be taken by the Assignor (other than this Assignment of Notes and Liens) in connection with the Notes or the Security Documents.

     Assignor covenants and agrees that it shall, promptly upon request by Assignee, execute, deliver, file and record any and all other and further instruments (including assignments of financing statements and assignments of deeds of trust and mortgages) which reasonably may be requested by Assignee to effectuate and to perfect the transactions herein contemplated.

     With the full knowledge and approval of Assignee, Assignor hereby releases and discharges in its entirety that certain Guaranty dated January 26, 2000 executed by J.L. Evans, Sr. in favor of Assignor, relating to one of the promissory notes assigned hereby.

     EXECUTED as of the date set forth above.

                                     JPMORGAN CHASE BANK

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

THE STATE OF TEXAS        (S)
COUNTY OF HARRIS          (S)

     This instrument was acknowledged before me on this ___ day of June, 2002, by __________________, ________________ of JPMORGAN CHASE BANK, a New York
banking corporation, on behalf of said banking corporation.


                                        ----------------------------------
                                        Notary Public in and for the
                                        State of Texas
                                        Name printed:
                                                     ---------------------
                                        My Commission Expires:
                                                              ------------

                                    Exhibit A

Notes:

Promissory note in the original principal sum of $8,700,000.00 dated as of August 4, 1997, executed by Borrower, payable to the order of JP Morgan Chase Bank (or its predecessor in interest)

Promissory note in the original principal sum of $1,000,000.00 dated as of January 26, 2000, executed by Borrower, payable to the order of JP Morgan Chase Bank (or its predecessor in interest)

Deeds of Trust:

Deed of Trust and Security Agreement and Fixture Filing (With Assignment of Rents) dated June 13, 2001 executed by Diamond Mini Mart, Inc. in favor of David Mendez, trustee for the benefit of JP Morgan Chase Bank (or its predecessor in interest) and filed in the real property records of Wharton County, Texas at Volume 146, Page 40, in the real property records of Jackson County, Texas at Volume 184, Page 576 and in the real property records of Victoria County, Texas at Official Records No. 200111414

Deed of Trust and Security Agreement and Fixture Filing (With Assignment of Rents) dated June 13, 2001 executed by EDCO, Incorporated in favor of David Mendez, trustee for the benefit of JP Morgan Chase Bank (or its predecessor in interest) and filed in the real property records of Matagorda County, Texas at Volume 622, Page 154

Deed of Trust and Security Agreement and Fixture Filing (With Assignment of Rents) dated March 31, 1999 executed by Diamond Mini Mart, Inc. in favor of David Mendez, trustee for the benefit of JP Morgan Chase Bank (or its predecessor in interest) and filed in the real property records of Victoria County, Texas at Official Records No. 199904905, in the real property records of Matagorda County, Texas at Volume 536, Page 625, in the real property records of Brazoria County, Texas at File No. 99-016698 and in the real property records of Wharton County, Texas at Volume 318, Page 834

Deed of Trust and Security Agreement and Fixture Filing (With Assignment of Rents) dated March 31, 1999 executed by Evans Systems, Inc. in favor of David Mendez, trustee for the benefit of JP Morgan Chase Bank (or its predecessor in interest) and filed in the real property records of Matagorda County, Texas at Volume 536, Page 677


                                Exhibit A Page 1